CERTIFICATE OF INCORPORATION

                                       of

                            DAKA INTERNATIONAL, INC.

                                   AS AMENDED


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         FIRST:  The  name  of  the  Corporation  is  DAKA  International,  Inc.
(hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is thirty-one million (31,000,000) shares, of which thirty million (30,000,000) shares shall be Common Stock, par value $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.01 per share." The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular class or series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation."

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         FIFTH:  The name and  mailing  address of the Sole  Incorporator  is as follows:
         Name:                                       Mailing Address:
         Arthur M. Aaron                             One Beacon Street
                                                     Boston, Massachusetts 02108

         SIXTH:
         A. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than three or more than seven directors, the exact number of which shall be determined from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of authorized directors, whether or not one or more vacancies on the Board of Directors exist at the time any such resolution is presented to the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy in the Board of Directors resulting from any increase in the authorized number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director elected by the Board of Directors to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class of which such director was chosen.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section A of Article SIXTH unless expressly provided by such terms.

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         B. The Board of Directors shall have the power to make,  adopt,  alter, amend, change, add to or repeal the By-Laws of the Corporation by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Stockholders may not make, adopt, alter, amend, change, add to or repeal the By-Laws of the Corporation except upon the affirmative vote of the holders of record of shares of Voting Stock (as defined in Article TENTH) representing at least 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock, voting as a single class.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Special meetings of the stockholders of the Corporation may not be called by the stockholders of the Corporation.

         NINTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, no action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting except any action taken upon the signing of a consent in writing, setting forth the action so taken, by all stockholders of the Corporation entitled to vote thereon.

         TENTH:
         A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article TENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

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         B. The  provisions  of  Section A of this  Article  TENTH  shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

                   1. The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder), either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

                   2. All of the following conditions shall have been met:

                             (a)  The  aggregate  amount  of cash  and the  Fair
Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

(i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the
     "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

(iii)the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

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(iv) the  Corporation's  net  income  per  share of  Common  Stock  for the four consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the
     Corporation   within  the  two-year   period   immediately   preceding  the
     Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

                             (b)  The  aggregate  amount  of cash  and the  Fair
Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock other than Common Stock shall be at least equal to the highest amount determined under clauses (i), (ii),
(iii) and (iv) below:

(i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

(ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

(iii)the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(iv) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                             (c) The  consideration to be received by holders of
a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.


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                             (d) After the  Determination  Date and prior to the
consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any
reclassification   (including   any  reverse  stock  split),   recapitalization,
reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                             (e) A proxy or information statement describing the
proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                             (f) Such Interested Stockholder shall not have made
any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

         C. The following  definitions  shall apply with respect to this Article
TENTH:

                   1. The term "Business Combination" shall mean:

                             (a) any merger or  consolidation of the Corporation
or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                             (b) any sale, lease,  exchange,  mortgage,  pledge,
transfer  or  other  disposition  or  security  arrangement,  investment,  loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                             (c) the  adoption of any plan or  proposal  for the
liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-Laws; or

                             (d) any  reclassification of securities  (including
any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                             (e) any  agreement,  contract or other  arrangement
providing for any one or more of the actions  specified in the foregoing clauses
(a) to (d).

                   2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                   3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                   4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                   5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

                   6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on September 15, 1988 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                   7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                   8. The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                   9. "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and
(c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                   10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section B of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article TENTH on the basis of information known to them after reasonable inquiry, all questions arising under this Article TENTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

         E. Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         F. The fact that any Business Combination complies with the provisions of Section B of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         G. For the purposes of this Article TENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article TENTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (a) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (b) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

         H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article TENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this Section H shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article TENTH.

         ELEVENTH:

         A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware GCL or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section A of Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         B. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or such person's testator or intestate, is or was a director or officer, employee or agent of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. No amendment to or repeal of this Section B of Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to insure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         TWELFTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or all of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

                   (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the votes of the disinterested directors be less than a quorum; or

                   (b) the material facts as to his relationship or interest and as to the contract or transaction are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                   (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         THIRTEENTH: Any merger or consolidation pursuant to Sections 251 or 252 of the GCL involving the Corporation, any sale, lease or exchange of all or substantially all of the Corporation's property and assets pursuant to Section 271 of the GCL or any dissolution of the Corporation pursuant to Section 275 of the GCL shall require the affirmative vote of the holders of two-thirds of the Voting Stock (as defined in Article TENTH).

         FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding any other provision of this Certificate of Incorporation, any agreement with any national securities exchange or any provision of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock (as defined in Article TENTH) required by any other provision of this Certificate of Incorporation, any agreement with any national securities exchange or any provision of law, the affirmative vote of the holders of record of shares of Voting Stock representing at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article SIXTH, Article EIGHTH, Article NINTH, Article TENTH, Article THIRTEENTH, or this Article FOURTEENTH, or to adopt any provision inconsistent therewith.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of September, 1988.

                                                      /s/ Arthur M. Aaron
                                                      -------------------
                                                          Arthur M. Aaron
                                                          Sole Incorporator